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                                  EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement on Form S-8 of Williams-Sonoma Inc. of our report dated March 24, 1999 appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 31, 1999 and our report dated June 15, 1999 appearing in the Annual Report on Form 11-K of the Williams-Sonoma, Inc. Associate Stock Incentive Plan for the year ended December 31, 1998.

DELOITTE AND TOUCHE LLP


/s/ Deloitte and Touche LLP
---------------------------

San Francisco, California

June 28, 1999